UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):        December 3, 2004




                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-9318                  13-2670991
(State or other jurisdiction    (Commission File Number)        (IRS Employer
 of incorporation)                                           Identification No.)


One Franklin Parkway, San Mateo, California                             94403
 (Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (650) 312-3000


                 ----------------------------------------------
  (Former name or former address, if changed since last report): Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Mr. James A. McCarthy resigned from the Board of Directors of Franklin Resources, Inc. (the "Company") on December 2, 2004. In recognition of his many years of valuable service to the Company and its shareholders and the belief and desire of the Corporate Governance Committee of the Board that he will continue to be a valuable resource for the Board in the future, the Corporate Governance Committee, with Mr. McCarthy's consent, intends to recommend to the Board that it name Mr. McCarthy as a Director Emeritus.

     In order for the Board to be composed of a majority of independent directors under the corporate governance rules of the New York Stock Exchange, Ms. Anne M. Tatlock also resigned from the Board on December 2, 2004. Ms. Tatlock will continue to serve in all other current positions she holds with the Company, including as Chairman of the Board and Chief Executive Officer of Fiduciary Trust Company International, a subsidiary of the Company.

     The Corporate Governance Committee is considering nominating additional independent individuals for appointment or election to the Board. In light of the Corporate Governance Committee's desire to have Ms. Tatlock return to the Board, the Corporate Governance Committee expects to recommend to the Board that it re-appoint Ms. Tatlock as a Director at such time as the composition of the Board permits such appointment.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.
                                    (Registrant)


Date: December 3, 2004              /s/ Barbara J. Green
                                    ----------------------------
                                    Barbara J. Green
                                    Vice President, Deputy General Counsel
                                    and Secretary